STAAR SURGICAL

Conference Call

July 11, 2005, 7:00 a.m., PDT

Moderator: David Bailey

Operator	Good morning, ladies and gentlemen, and welcome to the STAAR
Surgical conference call to discuss their latest communications with the FDA. At this time, all participants are in a
listen-only mode. Following today’s presentation, instructions will be given for the question and answer session. If anyone needs assistance at any time during the conference, please
press the star followed by the zero. As a reminder, this
conference is being recorded today, Monday, July 11, 2005.

I would now like to turn the conference over to Doug Sherk of EVC Group. Please go ahead, sir.

D. Sherk	Thank you, operator, and good morning, everyone. Thank you for joining us today for the STAAR Surgical call to discuss the
latest communications the company has received from the FDA.
There was a news release issued this morning. If you haven’t received a copy of it, please call our office at 415-896-6820 and we’ll get one to you immediately.

Additionally, we have arranged for a taped replay of this call which may be accessed by phone. The replay will take effect
approximately one hour after the call’s conclusion and remain in effect through midnight Pacific time on Thursday, July 14th.
The dial in number to access the replay is 800-405-2236 or for international callers 303-590-3000. Both numbers need a pass code of 11034757 and the pound sign.

This call is being broadcast live and an archive replay will also be available. To access the webcast go to STAAR’s website at www.staar.com.

Before we get started, during the course of this conference
call the company will make projections or other forward-looking statements regarding future events. All statements that are not statements of historical fact are forward-looking statements including statements about STAAR’s regulatory compliance plans, actions that may be taken by the FDA and other statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new products and government approval of new products, services or developments, statements of belief, and any statements of assumptions
underlying of the foregoing.

We refer you to STAAR Surgical’s reports filed with the SEC for a complete list of the risk factors and forward-looking
statements and that we assume no obligation to update these
forward-looking statements to reflect future events or actual outcomes. STAAR assumes no obligation to update any
forward-looking statements. With that, I’d like to turn the
call over to Don Bailey.

Don Bailey	Thank you, Doug, and thank you to everyone on the line for
joining us today. Our goal this morning is to discuss the
communication we have received from the FDA and to place it in the context of STAAR’s commitment to achieving full regulatory compliance. The FDA’s letter relates to STAAR’s response to the
Form 483 observations made at the conclusion of the FDA’s most recent audit on September 23, 2004

As everyone on the call is aware, I joined the Board a few
months ago. Working with the other Directors and David, we have made achieving compliance with the FDA our number one priority.
We have refocused the entire organization on the need for us to reach full compliance with FDA rules and regulations and
conform to both the letter and spirit of the regulations. We have intensified the efforts that have been underway since the
Form 483 observations were made eight months ago. STAAR will be detailing its progress to the FDA in our response which is due this Friday, July 15th.

Just for some perspective, the FDA has not given us ten days to remedy non-conformities, but ten days to demonstrate that we have remedied all non-conformities noted.

I speak for the entire Board when I tell you that we take these issues with the utmost seriousness and are totally committed to resolving them to the FDA’s total satisfaction.

At this point, I will turn the call over to David Bailey, CEO.

David Bailey	Thank you, Don, and good morning, everyone. I’d like to briefly summarize the FDA letter and the background. The letter was
received on July 5th and refers to our activities and
communications with the FDA Office of Compliance as follows.

The audit of our Monrovia, California facility took place between July 8 and September 23, 2004.

During the audit the FDA observed violations of the FDA quality system regulations and medical device reporting regulations.

On September 23, 2004 the FDA gave STAAR a list of those 36 observations on Form 483.

STAAR responded to the Form 483 observations on November 4th and provided an update on very specific items on February 11, 2005.

The November submission totaled approximately 65 pages with
then a large number of appendices and the February response
covered approximately 5 pages with numerous appendices, so the
February was very much a specific update on specific items.

In the recent letter STAAR received, the FDA informs us that it has reviewed our responses and has determined, and I quote,
“STAAR has failed to adequately correct numerous violations.”
The letter goes on to state and I quote, “FDA is gravely
concerned about STAAR’s serious continuing violations and is prepared to seek appropriate remedies under the Act.” The FDA adds that the letter is its final attempt to notify STAAR of its noncompliance and gives STAAR ten calendar days to provide its responses. It warns that if we do not immediately come into compliance with law, the FDA will seek legal and equitable
remedies. In a footnote the FDA also reminds STAAR of its
obligation as a company to thoroughly review all of its
processes and correct any and all violations it might find.

Now I will briefly characterize the items in the FDA letter.
They relate to our written responses to the Form 483
observations. I’d characterize them as to falling into three main categories: those where the FDA disagrees with our
response; those where the FDA requires updated status or
documentation on the work we committed to in our previous
response; and, thirdly, those where the FDA requires more
information than we’d already provided in order to evaluate our response.

The items cover 14 out of the original 36 observations in the Form 483. The number where the FDA disagrees are in the minority.

As we said earlier, we view this letter with the utmost
seriousness. As we have discussed since receiving the original
Form 483 observations, failure to fully satisfy the FDA on
these observations could result in harsh regulatory action.
This letter is a request for further information on the
observations. We will provide information as requested and will indicate activities we’ve undertaken in the compliance area and the progress we have made. This has been an ongoing project for the company.

I believe it is important to note that given the attention we have paid to the original Form 483 observations, we will be
able to deliver our response by the July 15 deadline within the ten calendar day deadline given by FDA. We will be providing a substantive response on all items. For example, the FDA has
requested an update on the 483 observation regarding injector re-validation. All of that work is completed and has been
completed for some time and will be submitted as part of our response.

Another example relates to software validation which was a 483 observation. On software validation we will provide our action plan and the progress we made in this area.

In addition to the specific items in the FDA letter, we will directly address the footnote warning by submitting for review our comprehensive quality system action plan. This plan is
based on the broad based review of STAAR’s quality system
initiated by Quintiles last year and has developed into a plan that addresses all audit items no matter the source, along with the upgrade required to achieve re-certification to ISO
Standard 13485 in addition to all FDA regulations.

This plan is being reviewed by external specialists with whom we’ve been working, by the new quality team at STAAR and by KEMA our notified body during their recent audit in Monrovia and Nidau.

Because we’re in the midst of preparing our FDA response or
collating the work we’ve already completed to submit as part of that response, I won’t be able to discuss any more details of that response, but I would like to open up for questions.

Before doing that, however, I’d like to reemphasize what Don
Bailey said. The FDA did not give us ten days to remedy any
non-conformities, but to demonstrate that we have remedied all non-conformities either known or unknown. We welcome the
opportunity to provide further substantive update to FDA within the context of the feedback we have received from them within this letter. I would now like to open up for questions.

Operator	Thank you, sir. Ladies and gentlemen, at this time we will
begin the question and answer session. If you have a question, please press the star followed by the one on your pushbutton phone. If you would like to decline from the polling process, press the star followed by the two. You will hear a three-toned prompt acknowledging your selection. If you are using speaker phone equipment, you will need to lift the handset before
pressing the numbers.

One moment, please, for the first question. Our first question’s from Kate Sharadin with Pacific Growth Equities. Please go ahead.

K. Sharadin	Hi, good morning.

Management	Good morning, Kate.

K. Sharadin	Dave, can you give us some idea. On the disagreements, I know that happens often on these things, but can you give us more color there? On those issues you had some disagreement on, I know that goes back some time, are you taking the route of
maybe falling in line with what you think FDA might want to see there rather than what you think should happen?

David Bailey	Absolutely, Kate. Our job as a medical device company is to
comply with the regulations and to give FDA comfort and
assurance that that’s what the company is doing. It’s FDA’s job to assess that and it’s our job to comply and to provide the assurance that we are complying.

As I indicated, a lot of the items involve requests for updates on work we’ve committed to. I think we’re in a very strong
position there to be able to provide those updates. The
assessment of whether those updates will be sufficient will be
FDA’s.

There are a smaller number of items where we’ll need to re-look at our position and respond accordingly and responding
accordingly is in my definition giving assurance to FDA that we’re going to be in compliance with any and all regulations.

K. Sharadin	If we look at the work that’s been done from November until now and then look at the work that was done prior to November
before you had your response submitted, how much has really
happened? Obviously this response is going back to your
submittal, but I know there’s just been a tremendous amount of work that’s gone on since then. It’s my understanding that they really might not have all ... obviously that they don’t have an idea of what you’ve done really thus far since November. Is
that true? Well since February I guess.

David Bailey	Let me give a little bit of context to that. When we brought
Quintiles into the company to help us with this program in
April last year, they developed the quality system action plan and that was a roadmap to take the company into compliance and to assess any and all areas within the quality system to make sure we weren’t missing any areas. That program has been
implemented since last April, both by external people and by the new people we brought in and we’ve taken the opportunity to significantly strengthen our quality organization as I’ve
reported on previous calls.

At the same time, that quality system action plan has been
updated, it’s been strengthened and it’s been modified over the course of the last 14 or 15 months. We have been following that plan regardless of any and all input from external sources. In fact we’ve used that input from internal audits, from external audits, from FDA observations to improve and refine the plan with the aim of ensuring complete compliance with the law and the spirit of the law.

During the course of last year we submitted approximately
eight, I believe, updates to FDA as to our progress against
that quality system action plan. We then submitted our
responses to the 483 on November 4th and it contained, if you like, the latest updates on our activities against that plan.

The update in February was much more limited and was specific to some items that were involved or were part of the submission on November 4th, but it was much less expansive than the
submission we gave in November which was very significant

We had a meeting with FDA on January 27th where we updated them face to face on our activity around the quality system action plan and the resources we had brought to bear to ensure
effective implementation. This response that we will give on
Thursday is the first formal response since that meeting and will be given in the context of the feedback we’ve received
from FDA within the letter, and we welcome the opportunity to provide that update on the quality system action plan within that framework.

K. Sharadin	So you feel pretty comfortable that everything since January
27th that you’ve done will fulfill the issues in the recent
letter of correspondence you got last week, I mean to the best of your knowledge?

David Bailey	I believe we are in a very good position to provide a substantive response. It will be up to FDA to assess how well that response satisfies their requirements.

K. Sharadin	Any idea on what turnaround would be on any further comments from FDA once you submit on Friday?

David Bailey	I can’t speculate, Kate, I really have no idea.

K. Sharadin	All right, thank you.

Operator	Thank you. Our next question comes from Joanne Wuensch with Harris Nesbitt. Please go ahead.

J. Wuensch	Hi, guys.

David Bailey	Good morning, Joanne.

J. Wuensch	Good morning. I’m a little confused by something. It seems to me you’ve been in constant communication with the FDA since
this started over a year and a half ago and I’m just not sure how after that constant communication you’re now in the
position that you’re in with this latest warning letter. Are you not listening to them? Are they not listening to you? Do you think there’s not the right personnel interaction? Help me understand how you guys got to where you are today.

David Bailey	Two points I would make, Joanne. I’m advised by our FDA counsel and others that this is a normal process that we’re going
through and I wouldn’t characterize the communication as
constant and interactive. We have provided lots of updates and we have had a couple of meetings, three in total. But the
communication has been very much us providing updates to FDA and at times we have received their feedback. The main points of feedback over the last 18 months have been the 483
observations last September and then this letter which has
occurred approximately 9 months later.

Based on that, I wouldn’t characterize the situation as
constant communication. I would characterize it as two points of communication from FDA which we welcome the input on, but numerous and substantive communication from ourselves to FDA.

J. Wuensch	The phraseology in your press release “will pursue enforcement action against the company if it finds response inadequate.”
What enforcement action do you think they can do? How bad can this get for people who have been hanging on here with your
stock since this issue arose?

David Bailey	The FDA has a wealth of action they can take and it really is up to them. We can’t influence or determine that, Joanne. Charles, would you like to comment?

C. Kaufman	No, I would just echo that. They’ve referred to legal or equitable remedies and they obviously have a broad array. It can be a narrow response or a broader one.

J. Wuensch	Can they do a cease and desist and they just shut you down?

C. Kaufman	That would be an equitable remedy that would be within the power of the FDA.

J. Wuensch	What communication can we expect from you over the next few days until the 15th and thereafter?

David Bailey	We saw this as a main point of communication to update
investors. We are focusing on the response which we will submit within the deadline. When we hear back from FDA, we’ll keep
investors informed. We’ll have our normal conference call for the second quarter results at the end of the month and if there is any update, we will provide it on that call.

J. Wuensch	Okay. Thank you.

Operator	Thank you. Our next question is from Larry Haimovitch with HMTC. Please go ahead with your question.

L. Haimovitch	Good morning, everyone. David, I’d like to follow up on
Joanne’s question. I am absolutely stunned by this
announcement. It’s been my distinct impression that you’ve had a problem, that you have acted in the best of faith to
communicate with the FDA and more importantly, to take the
steps needed to remedy the problems. I don’t have a sense
you’ve been contentious with the FDA. I don’t have a sense
you’ve been uncooperative with the FDA. I don’t have a sense you’ve ignored the FDA. This response you just got from the FDA said my impressions must be wrong. There has got to be a
problem here, David, that you may not be aware of, that we are certainly not aware of.

I am completely befuddled by this. I have no clue. Is there a personality problem here? Is there a vendetta going on? David, this doesn’t make sense. You guys are acting in good faith. I don’t understand this. Help me understand it to the best of
your ability.

David Bailey	Larry, from what I understand from our advisors we’re going
through a normal process. Certainly from the company’s point of view we have from the onset not wanted to be in any way
contentious. From the first two meetings I had with the FDA,
January last year, we set out a program that was aggressive, that brought any and all resources to bear. The Board at STAAR is fully supportive of that, continues to be supportive of that and we will continue to move forward to implement a very
aggressive program.

We will present the results of that to FDA with the aim of
trying to satisfy and convince them that we’re on the right
track. When we’ve heard from that process we’ll be in a
position to respond within a tight timeline because that work has been ongoing. We feel that response will be substantive and then it will be up to FDA to make that definitive judgment.

L. Haimovitch	Your advisors think this letter you got is in the normal course of FDA regulatory actions? It’s the first I’ve ever heard it when a company ... again I’m assuming that everything I believe and that you’ve led us to believe is true. I don’t doubt your credibility at all. I just doubt that the FDA would send this kind of warning letter if a company was doing everything, which you certainly appear to be doing, to say okay you’ve told us there are problems, we recognize there are problems, we’re
going to do everything we can to fix these problems as quickly as possible.

I don’t understand why you’d get a letter like this in the normal course of events. That doesn’t seem believable to me. Your advisors think that’s the case?

David Bailey	The advisors will tell me this is not a warning letter, it’s feedback from FDA in response to information we submitted, the bulk of the information submitted last November with a smaller supplementary information provided in February.

I’m led to believe it’s not a warning letter. It’s an update and we will take the input very seriously as we always have. We will act upon that input. As I’ve indicated in many instances, we’ve already acted upon that input. We’ll have a substantive update to give the FDA by Thursday this week.

L. Haimovitch	We all thought we understood how FDA thinks a little bit, but to think ... if this were my FDA, I would have said Dear STAAR, we see that you’re making progress, we see that you’re trying your best. Yes, we have some outstanding issues here. I
wouldn’t have thrown that kind of letter across to you to say basically if you don’t satisfy us, we’re going to take some
severe action. That doesn’t seem like an agency that’s
responding to a company that is acting in good faith and is
spending the kind of money that I know you’re spending.

I won’t belabor the point. I’ll let someone else go on, but it doesn’t make sense to me. I cannot believe you’d get that kind of letter if they felt you were making progress, David. You
don’t need to respond anymore because I don’t think there’s
anything else you can say.

David Bailey	Thank you, Larry.

Operator	Thank you. Our next question is from Al Kildani with SF Capital. Please go ahead.

A. Kildani	Good morning.

David Bailey	Good morning, Al.

A. Kildani	It seems to me that perhaps since some of your last updates to the agency you’ve taken some actions to perhaps remedy the
issues they point to in this latest letter. In my mind it
raises the whole question of why perhaps there haven’t been
more and more recent updates to the agency and for that matter, why you haven’t gone ahead and requested the facility audit
that perhaps could have addressed some of these issues for the agency.

David Bailey	We provided numerous updates to the agency as I’d indicated in my earlier comments. Since February we had just continued to implement our quality system action plan, particularly because we needed to upgrade that in order to take us to the 13485
compliance with KEMA and we had audits in that respect both in
Monrovia and Nidau last month.

The fact is we hadn’t submitted any more updates since
February, but in that sense we welcome the opportunity to
provide this update within the context of the feedback from FDA and that is what we’ll be doing on Thursday.

I want to emphasize — to provide an update doesn’t come as a surprise to us. We have all the information to do that. The
added benefit here is that we’ll be doing it within the context of the letter we received from FDA and I think that can only be a good thing. We’ll be able to hit the very tight deadline
because this activity has been ongoing and because it’s been very thorough from the context of our quality system action
plan.

A. Kildani	Is it your view that you’ve made any meaningful progress since your last communication, which I understand to be in February, to today in terms of improving some of the quality control
issues the FDA is asking about?

David Bailey	I believe we have made significant progress. When we had the meeting on January 27th we sought feedback. The feedback we
got, which was helpful, was that we should continue to do what we were doing which was executing against our quality system action plan.

Since February we’ve continued to execute. We have completed a significant amount of work and I just want to repeat. That
allows us to be in a position to respond within the ten
calendar days requested by the FDA, and not just to respond, but to be able to provide a substantive response.

A. Kildani	David, is it fair to say that essentially while you’ve been
doing all that work since February, you’ve been waiting for the
FDA to come back to you and essentially engage the next
communication? In other words, you’re waiting for them to come back to you as opposed to going back to them preemptively?

David Bailey	Yeah, that would be the normal process, Al. We had the meeting to request the input. We received some input which said keep doing what you’re doing, so we took that literally, continued
to execute against our action plan and waited to hear from FDA.
We’ve had the letter. It gives us the opportunity to provide the update within the context of the issues raised in the
letter.

A. Kildani	This letter wasn’t triggered by any particular timeline or event, it was just when they happened to be able to respond?

David Bailey	I assume so.

A. Kildani	Lastly, the issues highlighted or the outstanding Form 483 violations, do they affect all of your products or what portion of your current products do they affect?

David Bailey	They’re so intertwined it’s difficult to answer that question in isolation, Al. As you saw in many of the 483s, they refer to systems and processes so it’s very intertwined.
There are some specifics and I alluded to those earlier in my remarks. One in particular talks about validation of injector re-use which we use with all of our lenses and on that it is isolated, that work is completed and will be ready to be
submitted. A limited number are isolated, many of them are
intertwined.

A. Kildani	Okay. Thank you.

Operator	Thank you. Our next question is from Richard D’Auteuil with Columbia Management. Please go ahead.

R. D’Auteuil	Just a couple of things. The first is in this latest
communication, was there anything in that list, I think you
said of 14 observations, that wasn’t requested or responded to in your 2/11/05 update on specific items? Have they narrowed the list down to whatever you responded to on 2/11/05 or did they reach back and readdress things that weren’t required for that prior response?

David Bailey	No, the basis of the letter is the 483 observations that came out of the audit.

R. D’Auteuil	So it went to the broader list of the issues back on 9/23/04?

David Bailey	In many ways it’s narrowed down from the 36 original observations to 14; that brings to 14 of the original 36.

R. D’Auteuil	My second question is since the outcome of this is you have
what you have, you’re going to respond with what you have and much after that is out of your control. What are you doing as an alternative course of action to what might be continued
negative feedback from the FDA and we don’t even know the
extent of how negative their response might be? You hired
Morgan Stanley. You were looking at various options. It would be helpful to know what the status of that effort is and are there multiple paths that are being pursued at this point?

David Bailey	Our primary focus is to address FDA issues and provide sufficient evidence to give them comfort that we’re in compliance and they will be the judges of that.

On Morgan Stanley, we’ve got nothing to report at this time
although the process continues. At the end of the month we’ll have a Q2 conference call where we’ll update people on the
status of the business generally and update on any other items that come along.

Needless to say, we’re working on many fronts and continue to do that, but our primary focus at the moment is dealing with the compliance issues as raised by FDA.

R. D’Auteuil	I understand that, but it seems the only prudent thing to do is not to be blindsided again by them and be prepared for perhaps not a positive response and have alternative courses at that time already in place and being pursued.

David Bailey	I think the company’s sensitive to the point you made and that’s why we initiated some of these processes late last year.

R. D’Auteuil	Thank you.

Operator	Thank you. Tyson Halsey with Halsey Advisory and Management. Please go ahead.

T. Halsey	David, I’m sympathetic to obviously what appears to be
something of a setback or an increased probability of a
negative outcome. You’ve spent a great deal of time retaining
Quintiles, perhaps some other compliance organization, putting new people on the Board and in those compliance capacities. But what I was hoping to get some feedback on was your sense ... I guess there’s been some speculation that you may receive an
approvable letter from the ODE and how will you characterize the relationship with the ODE?

The second part of the question relates to your retention of
Morgan Stanley as an investment banker and presumably you’ve received some commentary with regard to the value of your
assets because in spite of what appears to be some potential setback here, we as investors are interested in valuing the
company and we’d be interested in what kind of commentary
you’ve had or interest in terms of your base business,
Three-Piece Collamer lens as well as the ICL with or without
FDA approval or with an approvable status. Can you touch on
those points?

David Bailey	With regard to ODE, our dialogue has been around labeling. The last communication we gave investors was we were expecting to receive something from ODE in early May. I think we confirmed that indeed was the case around labeling. That dialogue
continues, is ongoing, is interactive and has not really raised any surprises. I think that’s how we would characterize it as ongoing, literally ongoing.

With regard to Morgan Stanley, I wouldn’t want to make any more comments than I made earlier, which is there’s no additional update at the moment but the process continues.

As to your question about valuation, I think that’s up to people to decide, or the market or individuals.

T. Halsey	Do you have any sense that there could be a forthcoming approvable letter?

David Bailey	That’s what we’re working towards and have been working towards at ODE for some time.

T. Halsey	Is there any sense they may feel this letter from the Irvine office would influence that or impact it negatively potentially?

David Bailey	I have no idea, Tyson. We’ve tended to assume and it’s been a reasonable assumption to date that the two have worked in parallel.

T. Halsey	Thank you. Good luck. Thanks again.

Operator	Thank you. Our next question is from Jeffrey Benison with Little Gem Life Sciences. Please go ahead with your question.

J. Benison	My understanding from this call is you had that November
answer, a January or February answer, haven’t had any response since then. The letter you’ve gotten today is not that the
people at the FDA have seen anything they don’t like since your last discussion; it’s their way of saying okay what have you now done since our last update in January. But what’s been
brought out before is it seems harsh to get this ten day
response and if you don’t answer them properly, they can as
much as close you down.

The question is, is that normal language that they use in all their writings except this one has the ten day timeframe to
give an answer and also just to verify the fact that it’s not that they’ve seen other things that they haven’t liked, it’s just that this is their way of getting an update from you?

David Bailey	It’s true to say the last update the FDA received from STAAR
Surgical was in February. The last substantive update was
November 4th. The last feedback STAAR had from FDA was during our meeting in January, on January 27th, where STAAR was
advised to continue doing what it’s doing which was to execute against its quality system action plan. Since February this
response that we’ll submit on Thursday will therefore be the first update the FDA has had since our substantive update in
November and the smaller update in February.

The letter we’ve received indicates that they would like an
update on those items where we said we were going to do some work and they’d like to see that that work is completed and I gave some examples where we’d be in position to do that and
that was a result of us continuing to execute. There were some examples where the FDA have seen the update and said they would like a little bit more information. Then there’s a smaller
number of items where they disagreed with our response and
where we’ll respond accordingly to try to meet their
requirements. I hope that answers your question.

J. Benison	So they disagreed with your response as of your last update in February and

David Bailey	No, November.

J. Benison	Okay, in November. They disagreed with the response. Now have you done anything to do it the way they wanted you to do it in that time and now they’ll get an update on that or did you just say we want to do it this way, they wanted you to do it a
different way and it just sat there?

My question is have you responded to the fact that they disagreed with you to do it in the way that they want you to and will that be part of your answer?

David Bailey	Yeah, that will be part of our answer. We’ll deal with that in our answer and as I indicated on the first question from Kate, we will be as flexible and as responsive as we possibly can on those relatively few items where that’s the case.

J. Benison	No, but I mean have you done things to ... have you changed the way you were doing it to conform with what they wanted? That’s my question.

David Bailey	I think the answer to that is yes on those items.

J. Benison	Okay, that’s what I wanted to know. They just don’t have what you’ve done in the meantime to conform with what they’ve asked you to do and now they’re asking you for that information?

David Bailey	I believe that’s a reasonable characterization, yeah.

J. Benison	Okay. Thank you.

Operator	Thank you. Management, there are no further questions at this time. Please continue with any closing statements.

David Bailey	Thank you very much and thank you, everybody, for your
questions. We welcome the opportunity to give you an update and we welcome the opportunity to update FDA with our continued
progress within the context of their response which in many
ways is very helpful. Thank you all.

Operator	Thank you, sir. Ladies and gentlemen, this concludes the STAAR
Surgical conference call to discuss their latest communications
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